®

           Monsanto Company
       800 North Lindbergh Blvd
       St. Louis, Missouri 63167
Release	Immediately

Contact	Media: Kelli Powers (314-694-4003)
Analysts: Bryan Hurley (314-694-8148)

LATIN AMERICA SEED GROWTH LIFTS MONSANTO TO STRONGER-THAN-EXPECTED FIRST QUARTER AS COMPANY GUIDES TO HIGH END OF FISCAL YEAR EPS OUTLOOK

Record Number of Pipeline Advancements Underscore R&D Leadership; Strong U.S. Seed Order Book Reinforces Positive Momentum

ST. LOUIS, Jan. 5, 2012 – Monsanto Company (NYSE: MON) delivered above-estimate results for the first quarter of its fiscal year 2012 and pointed to the high end of its previously reported earnings per share guidance for the year on the strength of its seed business.  The company also previewed a strong U.S. order book and announced 14 phase advancements across its breeding, biotechnology, and chemistry and agronomic research and development platforms, representing a record number of advancements for its annual pipeline update.

($ in millions)	First Quarter 2012	First Quarter 2011
Net Sales By Segment
Corn seed and traits	$895	$614
Soybean seed and traits	242	226
Cotton seeds and traits	194	112
Vegetable seeds	157	183
All other crops seeds and traits	46	28
TOTAL Seeds and Genomics	$1,534	$1,163

Agricultural Productivity	905	673
TOTAL Agricultural Productivity	$905	$673

TOTAL Net Sales	$2,439	$1,836
Gross Profit	$1,096	$824
Operating Expenses	$851	$760

Interest Expense – Net	$35	$28
Other Expense – Net	$6	$12

Net Income Attributable to Monsanto Company	$126	$9
Diluted Earnings per Share (See note 1.)	$0.23	$0.02
Items Affecting Comparability – EPS Impact
Restructuring charges	—	0.01
Diluted Earnings per Share from Ongoing Business (For the definition of ongoing EPS, see note 1.)	$0.23	$0.03
Effective Tax Rate	34%	38%

	First Quarter 2012	First Quarter 2011
Comparison as a Percent of Net Sales:
Gross profit	45%	45%
Selling, general and administrative expenses (SG&A)	21%	25%
Research and development expenses	14%	17%
Income before income taxes	8%	1%
Net Income Attributable to Monsanto Company	5%	—%

“We’ve seen a very strong start to the year, with real growth in Latin America and early orders in the United States that underscore our sustained momentum carrying into 2012,” said Hugh Grant, chairman, president and chief executive officer for Monsanto.  “We are pleased growers have recognized the value of our products and the benefits they provide on farm.  Our pipeline progress continues to be a competitive differentiator, and that’s ever more important as we put an even greater focus on delivering yield to growers.”

Results of Operations

The company achieved a strong first quarter that reflected the expected structural change in its earnings pattern based on improved sales in the growing Latin America market.  Net sales increased 33 percent over the prior year’s quarter to $2.4 billion, with significant gains in corn driven by the Latin America market.  Gross profit for the total company increased 33 percent to $1.1 billion, and gross profit as a percent of sales was even with the prior year at 45 percent.

Selling, general and administrative (SG&A) expenses increased to $500 million as a result of inflation and commissions from higher sales.  R&D expenses increased to $351 million based in part on investments in breeding facilities to support international and U.S. corn.

The company’s first quarter earnings per share (EPS) was $0.23 on an ongoing and as-reported basis. (For a reconciliation of ongoing EPS, see note 1.)

Cash Flow

The strong first quarter was evident in the company’s free cash flow, which was $856 million compared to $500 million for the prior year first quarter.  The increase reflects growth in net income as well as an increase in customer prepayments ahead of the U.S. selling season. (For a reconciliation of free cash flow, see note 1.)

Net cash provided by operating activities was $1.1 billion, compared to $624 million in the first quarter last year. Net cash required by investing activities for the first quarter of fiscal 2012 was $254 million, compared with a use of $124 million for the year-ago quarter.  Net cash required by financing activities was $340 million, even with the prior year’s first quarter.

Outlook

The company affirmed its guidance of free cash flow for fiscal year 2012 in the range of $1.3 billion to $1.5 billion, reflecting an investment of $600 to $700 million in capital expenditures.  The company expects net cash provided by operating activities to be $2.2 billion to $2.5 billion, and net cash required by investing activities to be approximately $900 million to $1 billion for fiscal year 2012. (For a reconciliation of free cash flow, see note 1.)

The company guided to the high end of its full-year 2012 ongoing EPS mid-teens earnings growth guidance, expecting to achieve $3.39 to $3.44 of ongoing and as-reported EPS.  (For a reconciliation of EPS, see note 1.)

Seeds and Genomics Segment Detail

($ in millions)	Net Sales		Gross Profit
Seeds and Genomics	First Quarter 2012	First Quarter 2011	First Quarter 2012	First Quarter 2011
Corn seed and traits	$895	$614	$531	$339
Soybean seed and traits	242	226	173	153
Cotton seed and traits	194	112	135	74
Vegetable seeds	157	183	81	113
All other crops seeds and traits	46	28	(4)	—
TOTAL Seeds and Genomics	$1,534	$1,163	$916	$679

($ in millions)	Earnings (Loss) Before Interest & Taxes (EBIT)
Seeds and Genomics	First Quarter 2012	First Quarter 2011
EBIT (For a reconciliation of EBIT, see note 1.)	$147	$(20)
Unusual Items Affecting EBIT: Restructuring	$—	$(11)

The Seeds and Genomics segment consists of the company’s global seeds and related traits business.

Sales for Monsanto’s Seeds and Genomics segment increased 32 percent in the first quarter to $1.5 billion, reflecting the strength of the Latin America business and some timing benefits from the Australian cotton business.

Corn seed and traits net sales increased 46 percent over last year’s quarter to $895 million, driven by volume growth and a mix benefit that came from significant trait expansion in Brazil and Argentina.

Cotton seed and traits net sales increased 73 percent to $194 million based on a timing effect in Australia, where growers’ decisions to purchase technology upfront advanced revenues to the first quarter that would traditionally have been expected following harvest based on growers’ yields in the fourth quarter of this fiscal year. Higher planted hectares in Australia compared to the prior year also were a contributor.

In soybeans, seed and trait sales were up 7 percent to $242 million.  Vegetable sales were $157 million, a decrease from the prior year.

The company noted the pace of its U.S. order book is ahead of the same point in time last year and tracking well with 2012 targets.

Agricultural Productivity Segment Detail

($ in millions)	Net Sales		Gross Profit
Agricultural Productivity	First Quarter 2012	First Quarter 2011	First Quarter 2012	First Quarter 2011
TOTAL Agricultural Productivity	$905	$673	$180	$145

($ in millions)	Earnings Before Interest & Taxes (EBIT)
Agricultural Productivity	First Quarter 2012	First Quarter 2011
EBIT (For a reconciliation of EBIT, see note 1.)	$82	$66
Unusual Items Affecting EBIT: Restructuring	$—	$4

The Agricultural Productivity segment consists of the crop protection products including Roundup® and other herbicides, and lawn-and-garden herbicide products.

Sales in the first quarter of fiscal 2012 for Monsanto’s Agricultural Productivity segment increased 34 percent or $232 million.

Webcast Information
In conjunction with this announcement, Monsanto will hold a conference call at 8:30 a.m. central time (9:30 a.m. eastern time) today. The call will focus on these results, future expectations and an update of projects within the company’s R&D pipeline, including the 14 phase advancements. The call also may include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.

Presentation slides and a simultaneous audio webcast of the conference call may be accessed by visiting the company’s web site at www.monsanto.com and clicking on “Investor Information.” Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto Web site for three weeks.

About Monsanto Company
Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Monsanto remains focused on enabling both small-holder and large-scale farmers to produce more from their land while conserving more of our world's natural resources such as water and energy. To learn more about our business and our commitments, please visit:  www.monsanto.com. Follow our business on Twitter® at www.twitter.com/MonsantoNews, on Facebook® at www.facebook.com/MonsantoCo, or subscribe to our News Release RSS Feed.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits and the previously-announced SEC investigation; the previously reported material weakness in our internal controls over financial reporting; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent Form 10-K Report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors: Roundup is a trademark of Monsanto Company and its wholly-owned subsidiaries.

References to Roundup herbicides in this release mean Roundup-branded herbicides, excluding lawn-and-garden herbicide products.

-oOo-

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Operations	Three Months Ended
	Nov. 30,
	2011	2010
Net Sales	$2,439	$1,836
Cost of Goods Sold	1,343	1,012
Gross Profit	1,096	824
Operating Expenses:
Selling, General and Administrative Expenses	500	450
Research and Development Expenses	351	303
Restructuring Charges, Net	—	7
Total Operating Expenses	851	760
Income From Operations	245	64
Interest Expense	53	43
Interest Income	(18)	(15)
Other Expense, Net	6	12
Income Before Income Taxes	204	24
Income Tax Provision	70	9

Net Income Including Portion Attributable to Noncontrolling Interest	$134	$15
Less: Net Income Attributable to Noncontrolling Interest	8	6
Net Income Attributable to Monsanto Company	$126	$9

EBIT (see note 1)	$229	$46

Basic Earnings per Share Attributable to Monsanto Company	$0.24	$0.02

Diluted Earnings per Share Attributable to Monsanto Company	$0.23	$0.02

Weighted Average Shares Outstanding:
Basic	535.4	538.6
Diluted	541.4	544.5

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Condensed Statements of Consolidated Financial Position	As of	As of
	Nov. 30, 2011	Aug. 31, 2011
Assets
Current Assets:
Cash and cash equivalents (variable interest entities restricted - 2012: $73 and 2011: $96)	$3,007	$2,572
Short-term investments	302	302
Trade Receivables, net (variable interest entities restricted - 2012: $64 and 2011: $51)	1,993	2,117
Miscellaneous Receivables	639	629
Deferred Tax Assets	494	446
Inventory, Net	3,136	2,591
Other Current Assets	163	152
Total Current Assets	9,734	8,809

Property, Plant and Equipment, Net	4,230	4,394
Goodwill	3,348	3,365
Other Intangible Assets, Net	1,300	1,309
Noncurrent Deferred Tax Assets	822	873
Long-Term Receivables, Net	404	475
Other Assets	585	619
Total Assets	$20,423	$19,844
Liabilities and Shareowners’ Equity
Current Liabilities:
Short-Term Debt, Including Current Portion of Long-Term Debt	522	678
Accounts Payable	735	839
Income Taxes Payable	165	117
Accrued Compensation and Benefits	262	427
Accrued Marketing Programs	754	1,110
Deferred Revenues	1,997	373
Grower Production Accruals	586	87
Dividends Payable	—	161
Customer Payable	16	94
Restructuring Reserves	19	24
Miscellaneous Short-Term Accruals	797	819
Total Current Liabilities	5,853	4,729

Long-Term Debt	1,542	1,543
Postretirement Liabilities	514	509
Long-Term Deferred Revenue	319	337
Noncurrent Deferred Tax Liabilities	124	152
Long-Term Portion of Environmental and Litigation Reserves	174	176
Other Liabilities	697	682
Monsanto Shareowners’ Equity	11,041	11,545
Noncontrolling Interest	159	171
Total Shareowners’ Equity	11,200	11,716
Total Liabilities and Shareowners’ Equity	$20,423	$19,844

Debt to Capital Ratio:	16%	16%

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited
Statements of Consolidated Cash Flows	Three Months Ended
	Nov. 30,
	2011	2010
Operating Activities:
Net Income	$134	$15
Adjustments to Reconcile Cash Provided by Operating Activities:
Items That Did Not Require (Provide) Cash:
Depreciation and Amortization	155	155
Bad-Debt Expense	(1)	(1)
Stock-Based Compensation Expense	23	27
Excess Tax Benefits from Stock-Based Compensation	(6)	(9)
Deferred Income Taxes	(48)	26
Restructuring Charges, Net	—	7
Equity Affiliate Income, Net	1	(1)
Net Gain on Sales of a Business or Other Assets	(1)	(1)
Other Items	(55)	23
Changes in Assets and Liabilities that Provided (Required) Cash, Net of Acquisitions:
Trade Receivables, Net	49	34
Inventory, Net	(679)	(555)
Deferred Revenues	1,624	1,101
Accounts Payable and Other Accrued Liabilities	(127)	(143)
Restructuring Cash Payments	(4)	(76)
Pension Contributions	(5)	—
Other Items	50	22
Net Cash Provided by Operating Activities	1,110	624
Cash Flows Provided (Required) by Investing Activities:
Purchases of Short-Term Investments	(142)	—
Maturities of Short-Term Investments	142	—
Capital Expenditures	(138)	(125)
Acquisitions of Businesses, Net of Cash Acquired	(113)	—
Technology and Other Investments	(5)	(2)
Other Investments and Property Disposal Proceeds	2	3
Net Cash Required by Investing Activities	(254)	(124)
Cash Flows Provided (Required) Provided by Financing Activities:
Net Change in Financing With Less Than 90-Day Maturities	(8)	72
Short-Term Debt Proceeds	—	15
Short-Term Debt Reductions	(17)	(16)
Long-Term Debt Proceeds	1	—
Long-Term Debt Reductions	(138)	(1)
Payments on Other Financing	—	(2)
Treasury Stock Purchases	(26)	(267)
Stock Option Exercises	12	16
Excess Tax Benefits from Stock-Based Compensation	6	9
Tax Withholding on Restricted Stock and Restricted Stock Units	(1)	—
Dividend Payments	(161)	(151)
Dividend Payments to Noncontrolling Interests	(8)	(15)
Net Cash Required by Financing Activities	(340)	(340)
Cash Assumed from Initial Consolidations of Variable Interest Entities	—	77
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(81)	10
Net Increase in Cash and Cash Equivalents	435	247
Cash and Cash Equivalents at Beginning of Period	2,572	1,485
Cash and Cash Equivalents at End of Period	$3,007	$1,732

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

1.
EBIT, Ongoing EPS and Free Cash Flow:  The presentations of EBIT, ongoing EPS and free cash flow are not intended to replace net income (loss) attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile EBIT, ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EBIT to Net Income (Loss):  EBIT is defined as earnings (loss) before interest and taxes. Earnings (loss) is intended to mean net income (loss) attributable to Monsanto Company as presented in the Statements of Consolidated Operations under GAAP. The following table reconciles EBIT to the most directly comparable financial measure, which is net income (loss) attributable to Monsanto.

	Three Months Ended
	Nov. 30,
	2011	2010
EBIT – Seeds and Genomics Segment	$147	$(20)
EBIT – Agricultural Productivity Segment	82	66
EBIT– Total	229	46
Interest Expense, Net	35	28
Income Tax Provision(A)	68	9
Net Income Attributable to Monsanto Company	$126	$9

(A)	Includes the income tax provision from continuing operations and the income tax provision on noncontrolling interest.

Reconciliation of EPS to Ongoing EPS:  Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

	Fiscal Year	Three months	Three months
	2012	ended	ended
	Guidance	Nov. 30, 2011	Nov. 30, 2010
Diluted Earnings per Share	$3.39-$3.44	$0.23	$0.02
Restructuring Charges	—	—	$0.01
Diluted Earnings per Share from Ongoing Business	$3.39-$3.44	$0.23	$0.03

Reconciliation of Free Cash Flow:  Free cash flow represents the total of cash flows from operating activities and investing activities, as reflected in the Statements of Consolidated Cash Flows presented in this release. With respect to the fiscal year 2012 free cash flow guidance, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

	Fiscal Year	Three Months Ended
	2012	Nov. 30,
	Guidance	2011	2010
Net Cash Provided by Operating Activities	$2,200-2,500	$1,110	$624
Net Cash Required by Investing Activities	(900)-(1,000)	(254)	(124)
Free Cash Flow	$1,300-1,500	856	500
Net Cash Required by Financing Activities	N/A	(340)	(340)
Cash Assumed from Initial Consolidations of Variable Interest Entities	N/A	-	77
Effect of Exchange Rate Changes on Cash and Cash Equivalents	N/A	(81)	10
Net Increase in Cash and Cash Equivalents	N/A	435	247
Cash and Cash Equivalents at Beginning of Period	N/A	2,572	1,485
Cash and Cash Equivalents at End of Period	N/A	$3,007	$1,732